Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

IntriCon Corporation:

We consent to the incorporation by reference in the registration statement No. 33-33712 on Form S-3, and in the registration statements (No. 333-16377, 333-66433, 333-59694, 333-129104 and 333-134256) on Form S-8 of IntriCon Corporation (formerly Selas Corporation of America) and subsidiaries of our reports dated March 18, 2005, except as to notes 3, 4, 8 and 18, which is as of March 31, 2005 and note 2 which is as of June 24, 2005, relating to the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows and related financial statement schedule for the year ended December 31, 2004, which reports are included in the annual report on Form 10-K for the year ended December 31, 2006 of IntriCon Corporation.

Our reports refer to the Company’s restatement of the consolidated financial statements for the year ended December 31, 2004.

/s/ KPMG LLP

Minneapolis, Minnesota

March 15, 2007